NORTHERN LIGHTS FUND TRUST
AMENDED AND RESTATED

RULE 18f-3 MULTIPLE CLASS PLAN

This Multiple Class Plan (the “Plan”) is adopted in accordance with Rule 18f-3 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Act”), by Northern Lights Fund Trust (the “Trust”) on behalf of each series of the Trust that has multiple classes of shares (each a “Fund”). A majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Act), having determined that the Plan is in the best interests of the shareholders of each class of each Fund and the shareholders of the Trust as a whole, have approved the Plan.

The provisions of the Plan are:

1.       General Description of Classes. Each class of shares of a Fund shall represent interests in the same portfolio of investments of such Fund, shall have no exchange privileges or conversion features within that Fund unless an exchange or conversion feature is described in the Fund’s Prospectus, and shall be identical in all respects, except that, as provided for in such Fund’s Prospectus, each class shall differ with respect to: (i) Rule 12b-1 Plans that may be adopted with respect to the class; (ii) distribution and related services and expenses; (iii) differences relating to sales loads, purchase minimums, eligible investors and exchange privileges; and (iv) the designation of each class of shares. Additionally, at the sole discretion of the adviser to a Fund and subject to Board approval, a Fund’s adviser may determine to vary the dollar amount or annual percentage of any contractual expense limitation or agreement to subsidize annual operating expenses with respect to a particular class of shares of a Fund, provided, however, that such expense limitation or subsidy does not impact the fees and expenses incurred by such class of shares with respect to the fees and expenses described in Section 2.b. below. The classes of shares designated by each Fund are set forth in Exhibit A.

2. Allocation of Income and Class Expenses.

a.       Each class of shares shall have the same rights, preferences, voting powers, restrictions and limitations, except as follows:

(i)       expenses related to the distribution of a class of shares or to the services provided to shareholders of a class of shares shall be borne solely by such class;

(ii)       the following expenses attributable to the shares of a particular class will be borne solely by the class to which they are attributable:

(a)	asset-based distribution, account maintenance and shareholder service fees;
(b)	extraordinary non-recurring expenses including litigation and other legal expenses relating to a particular class; and
(c)	such other expenses as the Trustees determine were incurred by a specific class and are appropriately paid by that class.

(iii)       Income, realized and unrealized capital gains and losses, and expenses that are not allocated to a specific class pursuant to this Section 2, shall be allocated to each class of a Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.

b.       Investment advisory fees, custodial fees, and other expenses relating to the management of a Fund’s assets shall not be allocated on a class-specific basis.

3. Voting Rights. Each class of shares will have exclusive voting rights with respect to matters that exclusively affect such class and separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

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4.	Exchanges. Shares of a Fund may be exchanged without payment of any exchange fee for shares of another Fund of the same class at their respective net asset values, provided said Funds are advised by the same adviser.
5.	Class Designation. Subject to the approval by the Trustees of the Trust, each Fund may alter the nomenclature for the designations of one or more of its classes of shares.
6.	Additional Information. This Plan is qualified by and subject to the terms of each Fund’s then current Prospectus for the applicable class of shares of the Fund; provided, however, that none of the terms set forth in any such Prospectus shall be inconsistent with the terms of this Plan. Each Fund’s Prospectus contains additional information about each class of shares of such Fund and any multiple class structure of such Fund.
7.	Effective Date. This Plan is effective on September 24, 2009, provided that this Plan shall not become effective with respect to a Fund or a class of shares of a Fund unless first approved by a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Act). This Plan may be terminated or amended at any time with respect to a Fund or a class of shares thereof by a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Act).
8.	Miscellaneous. Any reference in this Plan to information in a Fund’s Prospectus shall mean information in such Fund’s Prospectus, as the same may be amended or supplemented from time to time, or in such Fund’s Statement of Additional Information, as the same may be amended or supplemented from time to time.

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APPENDIX A

Funds and Classes as of November 17, 2022

Fund / Fund Family	Share Classes	Share Class Features (1)
		12b-1 Plan (2)	Front-End Sales Charge (3)	Contingent Deferred Sales Charge (3)
13D Activist Fund	A	Ü	Ü	Ü
	C	Ü
I
Altegris/AACA Opportunistic Real Estate Fund	A	Ü	Ü	Ü
	C	Ü		Ü
I
	N	Ü
Altegris Futures Evolution Strategy Fund	A	Ü	Ü	Ü
	C	Ü		Ü
I
	N	Ü
Altegris Crabel Multi-Strategy Fund	A	Ü	Ü	Ü
I
Athena Behavioral Tactical Fund	A	Ü	Ü
I
	C*	Ü
Astor Dynamic Allocation Fund	A	Ü	Ü
	B*	Ü		Ü
	C	Ü
I
	R*	Ü
Astor Macro Alternative Fund	A*	Ü	Ü
	C*	Ü
I

Fund / Fund Family	Share Classes	Share Class Features(1)
		12b-1 Plan (2)	Front-End Sales Charge (3)	Contingent Deferred Sales Charge (3)
Astor Sector Allocation Fund	A	Ü	Ü
	C	Ü
I
Beech Hill Total Return Fund	A	Ü	Ü	Ü
Biondo Focus Fund	Investor	Ü	Ü
BTS Managed Income Fund	A	Ü	Ü	Ü
	C	Ü
I
	R	Ü
BTS Tactical Fixed Income Fund	A	Ü	Ü	Ü
	C	Ü
	R	Ü
CMG Mauldin Core Fund	A	Ü	Ü
	I	Ü*

Deer Park Total Return Credit Fund	A	Ü	Ü
	C	Ü
I

Fund / Fund Family	Share Classes	Share Class Features(1)
		12b-1 Plan (2)	Front-End Sales Charge (3)	Contingent Deferred Sales Charge (3)
Eagle MLP Strategy Fund	A	Ü	Ü
I
	C	Ü
N
Grant Park Multi Alternatives Strategy Fund	A	Ü	Ü	Ü
	C	Ü
I
	N	Ü
Ladenburg Funds: Ladenburg Aggressive Growth Fund Ladenburg Growth Fund Ladenburg Growth & Income Fund Ladenburg Income & Growth Fund Ladenburg Income Fund	A	Ü	Ü	1(
	C	Ü		1(
I

Navigator Funds:

Navigator Equity Hedged Fund

Navigator Tactical Fixed Income Fund Navigator Tactical Investment Grade Bond Fund

(Only Class A & Class I)

Navigator Tactical U.S. Allocation Fund

(Only Class A & Class I)

Navigator Ultra Short Bond Fund
(Only Class A & Class I)

	A	Ü	Ü
	C	Ü
I

Fund / Fund Family	Share Classes	Share Class Features(1)
		12b-1 Plan (2)	Front-End Sales Charge (3)	Contingent Deferred Sales Charge (3)

Pacific Financial Group Funds:

PFG American Funds® Conservative Income Strategy

PFG American Funds® Growth Strategy

PFG Fidelity Institutional AM® Equity Index Strategy

PFG Fidelity Institutional AM® Equity Sector Strategy

PFG JPMorgan® Tactical Aggressive Strategy PFG JPMorgan® Tactical Moderate Strategy PFG BNY Mellon Diversifier Strategy

PFG MFS® Aggressive Growth Strategy

PFG BR Equity ESG Strategy

PFG Meeder Tactical Strategy

PFG Tactical Income Strategy

PFG Active Core Bond Strategy

PFG Fidelity Institutional AM® Bond ESG Strategy Fund*

PFG Janus Henderson® Balanced Strategy Fund

PFG Invesco® Thematic ESG Strategy Fund

	R	Ü

Fund / Fund Family	Share Classes	Share Class Features(1)
		12b-1 Plan (2)	Front-End Sales Charge (3)	Contingent Deferred Sales Charge (3)
Donoghue Forlines Dividend Fund	A	Ü	Ü
	C	Ü
I
Donoghue Forlines Tactical Allocation Fund	A	Ü	Ü
	C	Ü
I
Donoghue Forlines Tactical Income Fund	A	Ü	Ü
	C	Ü
I
Donoghue Forlines Momentum Fund	A	Ü	Ü
	C	Ü
I
Donoghue Forlines Risk Managed Income Fund	A	Ü	Ü
	C	Ü
I
Princeton Adaptive Premium Fund	A	Ü	Ü
	I	Ü
	C	Ü
Princeton Premium Fund	A	Ü	Ü
	C*	Ü
I

Fund / Fund Family	Share Classes	Share Class Features(1)
		12b-1 Plan (2)	Front-End Sales Charge (3)	Contingent Deferred Sales Charge (3)
Princeton Long/Short Treasury Fund	A	Ü	Ü
	C*	Ü
I
Probabilities Fund	A	Ü	Ü
	C	Ü
	I	Ü
R*
PSI Strategic Growth Fund	A	Ü	Ü	Ü
Sierra Tactical All Asset Fund	A	Ü	Ü
	A1	Ü	Ü
	C	Ü
	I	Ü
	I1	Ü
Inst
Sierra Tactical Core Fund	A	Ü	Ü	Ü
	C	Ü
	I	Ü
Inst

Fund / Fund Family	Share Classes	Share Class Features(1)
		12b-1 Plan (2)	Front-End Sales Charge (3)	Contingent Deferred Sales Charge (3)
Sierra Tactical Bond Fund	A	Ü	Ü	Ü
Instl
	C	Ü
	Investor	Ü
Sierra Tactical Municipal Fund	A	Ü	Ü	Ü
	C	Ü
Special
	I	Ü
Inst
Sierra Tactical Risk Spectrum 30 Fund	A	Ü	Ü	Ü
	C	Ü
	Investor	Ü
Instl
Sierra Tactical Risk Spectrum 50 Fund	A	Ü	Ü	Ü
	C	Ü
	Investor	Ü
Instl
Sierra Tactical Risk Spectrum 70 Fund*	A	Ü	Ü	Ü
	C	Ü
	Investor	Ü
	Instl A*	Ü	Ü	Ü

(1)  The features and expenses of each share class are described in further detail in the respective Fund’s Prospectus.

(2)  The distribution and shareholder servicing expenses of a share class are provided for in the Fund’s respective 12b-1 Plan.

(3)  The sales charges associated with a share class are described further in the respective Fund’s Prospectus. * Fund or share class has not commenced operations as of the date listed below.

IN WITNESS WHEREOF, the Trust has executed this amended Multi-Class Plan as of the 17th day of November 2022.

NORTHERN LIGHTS FUND TRUST

By: /s/Kevin Wolf

Kevin Wolf, President